August 20, 2013

Ironwood Multi-Strategy Fund LLC
One Market Plaza, Steuart Tower, Suite 2500
San Francisco, California  94105

Re:           Ironwood Multi-Strategy Fund LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel for Ironwood Multi-Strategy Fund LLC, a Delaware limited liability company (the “Company “), in connection with the matters set forth herein.  At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a)           The Certificate of Formation of the Company, dated as of August 25, 2010, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 25, 2010, as corrected by the Certificate of Correction thereto, dated as of October 5, 2010, as filed in the office of the Secretary of State on October 15, 2010;

(b)           The Amended and Restated Certificate of Formation of the Company, dated as of July 31, 2013 (the “LLC Certificate”), as filed in the office of the Secretary of State on July 31, 2013;

(c)           The Limited Liability Company Agreement of the Company, dated as of August 25, 2010, entered into by Ironwood Capital Management Corporation, a California corporation (“ICM”), as the managing member and the Company;

(d)           The Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 5, 2010 (the “LLC Agreement”), entered into by ICM, Jonathan Gans and the other persons or entities who shall execute counterparts thereof or the Investor Certification (as defined below) as members;

(e)           A form of Investor Certification, to be entered into by each member of the Company (each, an “Investor Certification”);

(f)           The Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 as filed with the Securities and Exchange Commission (the “SEC”)  pursuant to the Securities Act of 1933 and the Amendment No. 9 to the Registration Statement on Form N-2 as filed with the SEC pursuant to the Investment Company Act of 1940 (File Nos. 333-190034 and 811-22464) (the “Registration Statement”), relating to $1,012,544,800 in units of limited liability company interests in the Company (the “Units”); and

Ironwood Multi-Strategy Fund LLC
August 20, 2013

(g)           A Certificate of Good Standing for the Company, dated August 20, 2013, obtained from the Secretary of State.

Initially capitalized terms used herein and not otherwise defined are used as defined in the LLC Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (g) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (g) above) that is referred to in or incorporated by reference into the documents reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the LLC Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, management and termination of, the Company, and that the LLC Agreement and the LLC Certificate are in full force and effect and have not been amended, (ii) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, (iii) except to the extent provided in paragraph 1 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation or organization or formation, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) the due authorization, execution and delivery by all parties thereto of all documents examined by us, including a counterpart signature page of the LLC Agreement or an Investor Certification by each person or entity to whom a Unit is to be issued by the Company (each, a “Unitholder” and collectively, the “Unitholders”), (vii) the payment by each Unitholder of the full consideration when and as the same shall become due from such person or entity for Units acquired by it, in accordance with the LLC Agreement and the Registration Statement, (viii) that the books and records of the Company set forth the names and addresses of all persons or entities to be admitted as members of the Company and the amount of the initial Capital Contribution of such members, and (ix) that the Units are issued and sold to the Unitholders in accordance with the Registration Statement and the LLC Agreement.  We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

Ironwood Multi-Strategy Fund LLC
August 20, 2013

This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto.  Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.           The Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

2.           The Units will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited liability company interests in the Company.

3.           The Unitholders shall not be obligated personally for any of the debts, obligations or liabilities of the Company, whether arising in contract, tort or otherwise solely by reason of being a member of the Company, except as a Unitholder may be obligated to repay any funds wrongfully distributed to it.  We note that the Unitholders may be obligated to make payments as set forth in the LLC Agreement.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.  In addition, we hereby consent to the use of our name in the prospectus to the Registration Statement.  In giving the foregoing consents, we do not thereby admit that we come within the category of persons or entities whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

JGL/ARH/DGS